Exhibit 99.1

Inphi Corporation Announces Fourth Quarter and Year Ended 2018 Results

Strong 11% sequential revenue growth caps off Q4 2018

SANTA CLARA, Calif., Jan. 29, 2019 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its fourth quarter and fiscal year ended Dec. 31, 2018.

GAAP Results

Revenue in the fourth quarter of 2018 was $86.5 million on a U.S. generally accepted accounting principles (GAAP) basis, slightly up year-over-year, compared with $85.7 million in the fourth quarter of 2017 and up substantially from the third quarter of 2018, resulting in a 10.9% sequential quarterly revenue growth. The year over year increase was due to higher demand for data center products, including PAM.

Gross margin under GAAP in the fourth quarter of 2018 was 57.2%, compared with 62.0% in the fourth quarter of 2017. The decrease was due to amortization of in-process research and development related to the ClariPhy acquisition that was reclassified to developed technology and product mix.

GAAP loss from operations in the fourth quarter of 2018 was $8.2 million, or (9.5%) of revenue, compared to GAAP loss from operations in the fourth quarter of 2017 of $5.3 million or (6.2%) of revenue. The increase was due to decline in gross margin as discussed above.

GAAP net loss for the fourth quarter of 2018 was $21.6 million, or ($0.49) per diluted common share, compared with GAAP net income of $0.1 million in the fourth quarter of 2017.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the fourth quarter of 2018 was 69.3%, compared with 70.3% in the fourth quarter of 2017. The slight decrease was largely due to change in product mix.

Non-GAAP income from operations in the fourth quarter of 2018 was $20.5 million, or 23.7% of revenue, compared with $17.2 million, or 20.1% of revenue in the fourth quarter of 2017.

Non-GAAP net income in the fourth quarter of 2018 was $20.5 million, or $0.45 per diluted common share. This compares with non-GAAP net income of $16.2 million, or $0.37 per diluted common share in the fourth quarter of 2017.

“Like others in the industry, we have been anticipating a seasonally down Q1 '19 to be followed by strong growth in the latter half of the 2019 calendar year," said Ford Tamer, Inphi's President and CEO. "Our business grew 11% sequentially in Q4, making it the third quarter in a row of double-digit revenue growth. Our solid performance was driven by the production ramp of PAM technology for 200G and 400G optical communication, which is just beginning  with US cloud customers. Furthermore, the 23.7% non-GAAP income from operations in Q4 2018, and the resulting 3 cents non-GAAP EPS beat, serve to validate our business model.”

Year Ended 2018 Results

Revenue in the year ended December 31, 2018 was $294.5 million, compared with $348.2 million in the year ended December 31, 2017. GAAP net loss in the year ended December 31, 2018 was $95.8 million, or ($2.19) per diluted share, on approximately 43.7 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $74.9 million, or ($1.78) per diluted share, on approximately 42.2 million diluted weighted average common shares outstanding in the year ended December 31, 2017.

Non-GAAP net income in the year ended December 31, 2018 was $38.8 million, or $0.86 per diluted weighted average common share outstanding, on approximately 45.0 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $67.2 million in the year ended December 31, 2017, or $1.52 per diluted weighted average common share outstanding, on approximately 44.3 million diluted weighted average common shares outstanding.

Business Outlook

The following statements are based on the Inphi’s current expectations for the first quarter of 2019. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non-GAAP outlook is included at the end of this press release.

●	Revenue in Q1 2019 is expected to be in the range of $80.0 million to $82.0 million, the midpoint being $81.0 million.
●	GAAP gross margin is expected to be in the range of approximately 56.5% to 57.8%.
●	Non-GAAP gross margin is expected to be in the range of approximately 69.5% to 70.5%.
●	Stock-based compensation expense is expected to be in the range of $16.3 million to $16.7 million.
●

GAAP results are expected to be a net loss in the range of $21.8 million to $22.8 million, or ($0.49) – ($0.51) per basic share, based on 44.4 million estimated weighted average basic shares outstanding.

●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $12.7 million to $13.2 million, or $0.27-$0.29 per diluted share, based on 46.1 million estimated diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time with Ford Tamer, its president and chief executive officer, and John Edmunds, its chief financial officer, to discuss the fourth quarter 2018 results.

The call can be accessed by dialing 765-507-2591, participant passcode: 3045399. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at https://www.inphi.com/investors/ for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in this press release and certain matters that may be discussed on the fourth quarter of 2018 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, anticipate, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to Inphi’s business outlook and current expectations for 2019, including with respect to the first quarter of 2019, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities and business model. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including but not limited to: factors affecting Inphi’s results of operations, Inphi’s ability to manage its growth, Inphi’s ability to sustain or increase profitability, demand for Inphi’s solutions, the effect of declines in average selling prices for Inphi’s products, Inphi’s ability to compete, Inphi’s ability to rapidly develop new technology and introduce new products, Inphi’s ability to safeguard its intellectual property, Inphi’s ability to qualify for tax holidays and incentives, trends in the semiconductor industry and fluctuations in general economic conditions. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2017, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$86,531	$85,683	$294,490	$348,201
Cost of revenue	37,005	32,599	129,345	151,698

Gross margin	49,526	53,084	165,145	196,503

Operating expenses:
Research and development	40,624	41,965	167,924	200,539
Sales and marketing	10,608	10,801	43,080	42,381
General and administrative	6,535	5,605	28,302	23,782

Total operating expenses	57,767	58,371	239,306	266,702

Loss from operations	(8,241)	(5,287)	(74,161)	(70,199)

Interest expense, net of other income	(13,195)	(6,428)	(29,801)	(25,881)

Loss from operations before income taxes	(21,436)	(11,715)	(103,962)	(96,080)
Provision (benefit) for income taxes	195	(11,817)	(8,211)	(21,176)

Net income (loss)	$(21,631)	$102	$(95,751)	$(74,904)

Earnings per share:
Basic	$(0.49)	$-	$(2.19)	$(1.78)
Diluted	$(0.49)	$-	$(2.19)	$(1.78)

Weighted-average shares used in computing earnings per share:
Basic	44,152,932	42,595,179	43,690,581	42,165,213
Diluted	44,152,932	44,335,639	43,690,581	42,165,213

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands of dollars)		(in thousands of dollars)
	(Unaudited)		(Unaudited)
Cost of revenue	$717	$391	$2,527	$2,045
Research and development	9,544	7,887	37,397	28,846
Sales and marketing	3,285	2,292	13,470	8,340
General and administrative	2,829	1,895	10,490	5,602

	$16,375	$12,465	$63,884	$44,833

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$172,018	$163,450
Short-term investments in marketable securities	235,339	241,737
Accounts receivable, net	61,271	67,993
Inventories	33,052	31,721
Prepaid expenses and other current assets	9,600	12,208
Total current assets	511,280	517,109

Property and equipment, net	70,740	60,344
Goodwill	104,502	104,502
Identifiable intangible assets	180,447	222,933
Other noncurrent assets	22,904	12,618
Total assets	$889,873	$917,506

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$15,891	$14,721
Accrued expenses and other current liabilities	48,552	45,326

Total current liabilities	64,443	60,047

Convertible debt	447,825	421,431
Other liabilities	10,911	24,627
Total liabilities	523,179	506,105

Stockholders’ equity:
Common stock	44	43
Additional paid-in capital	536,157	484,934
Accumulated deficit	(169,896)	(74,145)
Accumulated other comprehensive income	389	569
Total stockholders’ equity	366,694	411,401

Total liabilities and stockholders’ equity	$889,873	$917,506

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, Inphi Corporation (the “Company”) discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, impairment of certain intangibles and investments, restructuring expenses, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments, loss on claim settlement and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2018		2017		2018		2017
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$49,526		$53,084		$165,145		$196,503
Adjustments to GAAP gross margin:
Stock-based compensation	717	(a)	391	(a)	2,527	(a)	2,045	(a)
Acquisition related expenses	-		20	(b)	3	(b)	143	(b)
Amortization of inventory step-up	-	(c)	-	(c)	1,166	(c)	9,304	(c)
Amortization of intangibles	9,724	(d)	6,752	(d)	32,846	(d)	28,502	(d)
Depreciation on step-up values of fixed assets	(12)	(e)	(17)	(e)	(48)	(e)	(5)	(e)
Impairment of certain developed technology	-		-		-		10,174	(f)
Restructuring expenses	-		-		106	(g)	-
Non-GAAP gross margin	$59,955		$60,230		$201,745		$246,666

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$40,624		$41,965		$167,924		$200,539
Adjustments to GAAP research and development:
Stock-based compensation	(9,544)	(a)	(7,887)	(a)	(37,397)	(a)	(28,846)	(a)
Acquisition related expenses	-		(367)	(b)	(607)	(b)	(1,839)	(b)
Depreciation on step-up values of fixed assets	(109)	(e)	(216)	(e)	(402)	(e)	(767)	(e)
Impairment of in-process research and development	-		-		-		(36,840)	(f)
Restructuring expenses	-		-		(885)	(g)	-
Non-GAAP research and development	$30,971		$33,495		$128,633		$132,247

GAAP sales and marketing	$10,608		$10,801		$43,080		$42,381
Adjustments to GAAP sales and marketing:
Stock-based compensation	(3,285)	(a)	(2,292)	(a)	(13,470)	(a)	(8,340)	(a)
Acquisition related expenses	-		(179)	(b)	(259)	(b)	(772)	(b)
Amortization of intangibles	(2,431)	(d)	(2,432)	(d)	(9,726)	(d)	(9,725)	(d)
Depreciation on step-up values of fixed assets	(4)	(e)	(28)	(e)	(64)	(e)	(103)	(e)
Restructuring expenses	-		-		(367)	(g)	-
Non-GAAP sales and marketing	$4,888		$5,870		$19,194		$23,441

GAAP general and administrative	$6,535		$5,605		$28,302		$23,782
Adjustments to GAAP general and administrative:
Stock-based compensation	(2,829)	(a)	(1,895)	(a)	(10,490)	(a)	(5,602)	(a)
Acquisition related expenses	-		(3)	(b)	(6)	(b)	(756)	(b)
Amortization of intangibles	(116)	(d)	(116)	(d)	(464)	(d)	(464)	(d)
Depreciation on step-up values of fixed assets	(6)	(e)	67	(e)	(56)	(e)	279	(e)
Restructuring expenses	-		-		(133)	(g)	-
Loss on claim settlement from ClariPhy acquisition	-		-		(2,250)	(h)	-
Non-GAAP general and administrative	$3,584		$3,658		$14,903		$17,239

Non-GAAP total operating expenses	$39,443		$43,023		$162,730		$172,927
Non-GAAP income from operations	$20,512		$17,207		$39,015		$73,739

GAAP net income (loss) to Non-GAAP net income
GAAP net income (loss) to Non-GAAP net income	$(21,631)		$102		$(95,751)		$(74,904)
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense	16,375	(a)	12,465	(a)	63,884	(a)	44,833	(a)
Acquisition related expenses	-		569	(b)	875	(b)	3,510	(b)
Amortization of inventory fair value step-up	-		-	(c)	1,166	(c)	9,304	(c)
Amortization of intangibles related to purchase price	12,271	(d)	9,300	(d)	43,036	(d)	38,691	(d)
Depreciation on step-up values of fixed assets	107	(e)	160	(e)	474	(e)	586	(e)
Impairment of certain intangibles from ClariPhy acquisition	-		-		-		47,014	(f)
Restructuring expenses	-		-		1,491	(g)	-
Loss on claim settlement from ClariPhy acquisition	-		-		2,250	(h)	-
Loss on retirement of certain property and equipment from acquisitions	-		-		66	(i)	77	(i)
Unrealized loss (gain) on equity investment	(66)	(j)	-		(2,440)	(j)	-
Impairment of investment	7,000	(k)	-		7,000	(k)	-
Accretion and amortization expense on convertible debt	6,828	(l)	6,356	(l)	26,394	(l)	24,574	(l)
Valuation allowance and tax effect of the adjustments above from
GAAP to non-GAAP	(354)	(m)	(12,723)	(m)	(9,635)	(m)	(26,523)	(m)
Non-GAAP net income	$20,530		$16,229		$38,810		$67,162

Shares used in computing non-GAAP basic earnings per share	44,152,932		42,595,179		43,690,581		42,165,213

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	45,516,402		44,335,639		44,986,718		44,524,224
Offsetting shares from call option	-		-		-		(201,291)
Shares used in computing non-GAAP diluted earnings per share	45,516,402		44,335,639		44,986,718		44,322,933

Non-GAAP earnings per share:
Basic	$0.46		$0.38		$0.89		$1.59
Diluted	$0.45		$0.37		$0.86		$1.52

GAAP gross margin as a % of revenue	57.2%		62.0%		56.1%		56.4%
Stock-based compensation	0.8%		0.5%		0.9%		0.6%
Amortization of inventory fair value step-up and intangibles	11.3%		7.8%		11.5%		13.8%
Non-GAAP gross margin as a % of revenue	69.3%		70.3%		68.5%		70.8%

(a)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisition. The transition costs also include short-term cash retention bonus payments to ClariPhy employees that were part of the purchase agreement when the Company acquired ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the impairment of in-process research and development and developed technology from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects restructuring expenses incurred. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the loss on settlement of certain customer claims from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the loss on disposal of certain property and equipment from the acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the unrealized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the impairment of non-marketable equity investment. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance

(l)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(m)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FIRST QUARTER 2019 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending March 31, 2019
	High	Low
Estimated GAAP net loss	$(21,800)	$(22,800)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	16,300	16,700
Amortization of intangibles	12,200	12,200
Amortization of convertible debt interest cost	6,800	6,800
Tax effect of GAAP to non-GAAP adjustments	(260)	(240)
Estimated non-GAAP net income	$13,240	$12,660

Shares used in computing estimated non-GAAP diluted earnings per share	46,130,000	46,130,000

Estimated non-GAAP diluted earnings per share	$0.29	$0.27

Revenue	$82,000	$80,000

GAAP gross margin	$47,400	$45,175
as a % of revenue	57.8%	56.5%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	700	700
Amortization of intangibles	9,700	9,700
Estimated non-GAAP gross margin	$57,800	$55,575
as a % of revenue	70.5%	69.5%